SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                             _____________________


                                   FORM 8-K


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported:)    NOVEMBER 21, 1996


                           ATLAS ENVIRONMENTAL, INC.
              (Exact name of registrant as specified in charter)


           COLORADO                      0-26166                84-1140790
(State  or  other jurisdiction   (Commission File Number)     (IRS Employer
      of  incorporation)                                    identification #)


150  SOUTH  PINE  ISLAND  ROAD,  SUITE  100
PLANTATION,  FLORIDA                                                     33324
(Address  of  principal  executive  offices)                        (Zip Code)


Registrant's  telephone  number,  including  area  code:    (954)  370-9011

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(Former  Name  or  Former  Address,  if  Changed  Since  Last  Report)

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Information  To  Be  Included  in  Report:

Item  5.--Other  Events
-----------------------

     The  Company  signed a letter of intent on August 7, 1996 to sell the six
companies    comprising  its  construction and demolition debris recycling and landfill  segment.

     The proposed purchaser of the six companies which was announced on August 7, 1996 has not elected to execute a definitive purchase agreement. As a result, the Company is examining strategic alternatives available to it so as to enable it to continue as a going concern. Such alternatives include seeking other potential purchasers for one or more of such six companies, entering into a consensual arrangement with its creditors or seeking protection under the Federal bankruptcy laws in the form of a Chapter 11 reorganization. As of the date hereof, the Company has not identified any parties who have expressed a serious interest in purchasing any of such six companies.

Item  6.--Resignation  of  Director
-----------------------------------

Joel Silverstein has resigned as a member of the Board of Directors of the Company.

Item  7(c)--Exhibits
--------------------

(c)  6.1





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SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         ATLAS  ENVIRONMENTAL,  INC.
                                         ---------------------------
                                         Registrant


                                         By:  /s/  Philip  Kabot
                                              ------------------------------
                                              Philip  Kabot
                                              Chief  Financial  Officer  and
                                              Principal  Accounting  Officer


Date:    December  10,  1996


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